EXHIBIT 10.5

EDUCATION MANAGEMENT CORPORATION
NON-EXECUTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of [__________], 20__ (the “Grant Date”), between Education Management Corporation, a Pennsylvania corporation (the “Company”), and the participant set forth on the signature page hereto (the “Grantee” and together with the Company, the “Parties”):
R E C I T A L S:
WHEREAS, the Company has adopted the Education Management Corporation 2012 Omnibus Long-Term Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement to the extent set forth in Section 15 below. Capitalized terms not otherwise defined herein or by reference herein shall have the meanings given thereto in the Plan; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant an Option to the Grantee pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:
1.    Grant of the Option. The Company hereby grants to the Grantee the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of the number of shares of the Company's Stock set forth on the signature page hereto (the “Shares”), subject to adjustment as set forth in the Plan. The Option Price shall be as set forth on the signature page hereto, which the Parties agree is not less than the Fair Market Value of a share of Stock as of the Grant Date. If designated on the signature page hereto as an Incentive Stock Option, this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an “incentive stock option” under Section 422 of the Code, this Option shall be treated as a Non-qualified Stock Option. The grant of this Option is conditioned on the Grantee's acceptance of the provisions set forth in this Agreement within 60 days after the Agreement is presented to the Grantee for review
2.    Duration. Subject to the provisions of the Plan and this Agreement, the Grantee may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Grant Date (the “Expiration Date”). The Option may not be cancelled or forfeited without the Grantee's prior written consent prior to such Expiration Date, other than as expressly provided (x) in Section 15 of the Plan (relating to “Transactions”), or (y) in this Agreement.
3.    Vesting.
(a)Subject solely to the provisions of Sections 3(b), 4(a), 4(b) and 4(c) below and Section 15 of the Plan, the Option shall vest and become exercisable on each anniversary of the Grant

Date (beginning on the first anniversary of the Grant Date) with respect to an aggregate of twenty-five percent (25%) of the Shares originally subject to the Option; provided that the Grantee is employed by the Company as of each such vesting date. The portion of the Option which has become vested and exercisable as described in Sections 3(a) or 3(b) is hereinafter referred to as the “Vested Portion.” Notwithstanding the foregoing, the Committee may, in its discretion, accelerate vesting of the Option or extend the applicable exercise period subject to the terms and restrictions of the Plan.
(b)Notwithstanding the foregoing, one hundred percent (100%) of the Shares then subject to the Option shall be accelerated and become vested and exercisable immediately prior to, but subject to the consummation of, a Change in Control.
4.    Effect of a Separation from Service.
(a)    If the Grantee's Service is terminated by the Company for Cause, the Option shall, whether or not vested, automatically be canceled without payment of consideration therefor.
(b)    If the Grantee's Service is terminated other than by termination by the Company for Cause or for death or Disability, the Option shall, to the extent not then or previously vested and exercisable, automatically be canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable until ninety days following the date of the termination of Service, but in no event later than the Expiration Date.
(c)    If the Grantee's Service is terminated due to the Grantee's death or Disability, the Option shall, to the extent not then or previously vested and exercisable, automatically be canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable until ninety days following the date of the termination of Service, but in no event later than the Expiration Date.

5.	Exercise of Option.
(a)    Subject to Section 2 and any electronic exercise methods implemented by the Company, any part of the Vested Portion of the Option may be exercised by delivering to the Company on any business day at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole shares of Stock only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price of the Purchased Shares in cash or by check or wire transfer; provided, however, that, in the sole discretion of the Committee, payment of such aggregate Option Price may instead be made, in whole or in part, by one or more of the following: (i) provided that the Company is not then contractually prohibited from permitting exercise in this fashion, the delivery to the Company of a certificate or certificates representing Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Stock, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares of Stock to be valued at their aggregate Fair Market Value on the date of such exercise), provided that if a certificate or certificates representing shares of Stock in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of shares of Stock shall promptly be returned by the Company, (ii) a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that the Company is not then contractually prohibited from permitting exercise in this fashion, or (iii) other cashless exercise procedures approved by the Committee. The Grantee shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Grantee has given written notice of exercise of the Option, paid the Option Price in full for such Shares and, if applicable, has satisfied any other conditions pursuant to the Plan or this Agreement (including provisions for the payment of applicable withholding taxes, which provisions may be made in any of the ways in which the Option Price may be paid). Notwithstanding anything to the contrary contained in this Agreement or the Plan, for purposes of this Section 5(a), the Fair Market Value of a share of Stock shall, to the extent necessary to avoid incurring “additional tax,” interest or penalties under Section 409A of the Code, not be treated as greater than the “fair market value” of a share of Stock determined consistently with Section 409A of the Code and the regulations and guidance promulgated thereunder.
(b)    Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements, including suspending exercises of the Option and the tolling of any applicable exercise period and the Expiration Date during such suspension. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Grantee will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.
(c)    The Company shall, upon payment in accordance with Section 5(a) above of the Option Price for Purchased Shares, deliver such Purchased Shares as soon as reasonably practicable to the Grantee and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All Shares delivered upon any exercise of the Option shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other shares of Stock issued under the Plan are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which other shares of Stock issued under the Plan of the same class are then listed or qualified.
(d)    In the event of the Grantee's death, the Vested Portion of the Option shall remain exercisable by the Grantee's executor or administrator, or the person or persons to whom the Grantee's rights under this Agreement shall pass by will or by the laws of descent and distribution, or the person or persons to whom such rights have passed under Section 10, as the case may be, to the extent set forth in Section 4 (and the term “Grantee” shall be deemed to include such heir or legatee or permitted transferee). Any such heir or legatee or permitted transferee of the Grantee shall take rights herein granted subject to the terms and conditions hereof.
6.    Transactions. This Option shall be subject to the provisions of Section 15.1.2 of the Plan in the event of a Transaction.
7.    Taxes
7.1    If (i) the aggregate of all amounts and benefits due to the Grantee under this Option or under any other Company plan, program, agreement or arrangement would, if received by the Grantee in full and valued under Section 280G of the Code, constitute “parachute payments” as defined in and under Section 280G of the Code (collectively, “280G Benefits”), and if (ii) such aggregate 280G Benefits would, if reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, be less than the amount the Grantee would receive, after all taxes, if the Grantee received aggregate 280G Benefits equal (as valued under Section 280G of the Code) to only three times the Grantee's “base amount” as defined in and under Section 280G of the Code, less $1.00, then (iii) such 280G Benefits payable in cash, and/or such benefits under performance-vesting options, if any, in either case as the Grantee shall select shall (to the extent that the reduction of such 280G Benefits can achieve the intended result) be reduced or eliminated to the extent necessary so that the aggregate 280G Benefits received by the Grantee will not constitute “excess parachute payments” under Section 280G of the Code. The determinations with respect to this Section 7.1 shall be made by an independent auditor (the “Auditor”) paid by the Company. The Auditor shall be the Company's regular independent auditor.
7.2    It is possible that after the determinations and selections made pursuant to Section 7.1 the Grantee will receive 280G Benefits that are, in the aggregate, either more or less than the amount provided under Section 7.1 (hereafter referred to as an “Excess Payment” or “Underpayment,” respectively). If it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved, that an Excess Payment has been made, then the Grantee shall promptly pay an amount equal to the Excess Payment to the Company, together with interest on such amount at the applicable federal rate (as defined in and under Section 1274(d) of the Code) from the date of the Grantee's receipt of such Excess Payment until the date of such payment; provided, however, that the amount of the Excess Payment to be repaid by the Grantee will be reduced to the extent that the Auditor determines that any portion of the Excess Payment to be repaid will not be offset by a corresponding reduction in any applicable excise tax payable by the Grantee under Section 4999 of the Code by reason of such repayment of the Excess Payment. In the event that it is determined (x) by a court or (y) by the Auditor upon request by the Company or the Grantee, that an Underpayment has occurred, the Company shall promptly pay an amount equal to the Underpayment to the Grantee, together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Grantee had the provisions of Section 7.1 not been applied until the date of such payment and such payment will be deemed to have been made in accordance with the requirements of Treasury Regulation Section 1.409A-3(g) to the extent that Section 409A of the Code would be applicable.
8.    No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Grantee and shall not lessen or affect the Company's or its Affiliates' right to terminate the Service of the Grantee.
9.    Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may reasonably deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, provided, however, that any such legends shall be removed, promptly upon the Grantee's reasonable written request, to the extent that the grounds that supported requiring the legend no longer apply.
10.    Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance otherwise than by will or by the laws of descent and distribution shall be void and unenforceable against the Company or any Affiliate; provided that the designation of one or more beneficiaries to whom the Option shall be transferred, in whole or in part, upon the death of the Grantee shall not constitute a prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
11.    Withholding Taxes. Prior to the issuance of any Shares upon exercise of the Option, the Grantee shall be required to satisfy any applicable withholding taxes in respect of the Option in accordance with Section 5(a) above. Subject to the foregoing, the Grantee shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.
12.    Securities Laws. In connection with the acquisition of any Shares pursuant to the exercise of the Option, the Grantee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with any Legal Requirements or with this Agreement.
13.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Grantee at the address appearing in the personnel records of the Company for the Grantee or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
14.    Choice of Law. This Agreement shall be governed by and construed in accordance with its express terms, and otherwise in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Pennsylvania Business Corporation Law of 1988, as amended, shall be governed by the Pennsylvania Business Corporation Law of 1988, as amended.
15.    Option Subject to Plan. By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The Option is subject to the Plan to the extent that the Plan is not inconsistent with this Agreement. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of any inconsistency between (x) any term or provision of this Agreement and (y) any term or provision of the Plan, the terms and provisions of the Plan will govern and prevail.
16.    Non-Solicitation. During the term of the Grantee's Service and for a period of one year thereafter, the Grantee shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment any individual who is, or within six (6) months prior to the date of such solicitation was, an employee of the Company or any of its direct or indirect Subsidiaries.

17.    Electronic Signature; Multiple Counterparts. This Agreement may be signed by the Parties through an electronic acknowledgment of the terms and conditions set forth herein and may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Company may sign the Agreement electronically prior to distribution to the Grantee. Signatures delivered by facsimile or other electronic means approved or recognized by the Committee shall be effective for all purposes.
[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Non-Executive Stock Option Agreement, effective as of the Grant Date.
EDUCATION MANAGEMENT CORPORATION
By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:
_________________________________
[Grantee's name]

Number of time-vesting Shares
subject to the Option: __________

Option Price: $__________

Type of Option: [Non-qualified Stock Option/Incentive Stock Option]

Grant Date: ______________, 20__